Exhibit 10.12

GEORGIA GULF CORPORATION

DEFERRED COMPENSATION PLAN

As amended and restated effective as of January 1, 2012

Revised February 10, 2012

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GEORGIA GULF CORPORATION
DEFERRED COMPENSATION PLAN

As amended and restated effective as of January 1, 2012

PURPOSE

The Plan is intended to constitute a deferred compensation plan for a select group of management and highly compensated employees of the Employer and its Affiliates.  The Plan was originally effective prior to January 1, 2005.  The Plan was amended and restated effective as of January 1, 2005.  During the period from January 1, 2005 through December 31, 2008, the Plan was administered in good faith compliance with the requirements of section 409A of the Internal Revenue Code of 1986.

The Plan is herein again amended and restated effective as of January 1, 2012.

ARTICLE I

DEFINITIONS

The following definitions apply to this Plan and to the related Deferral Election Forms and Beneficiary Designation Forms.

1.01.                     Account

Account means an unfunded deferred compensation account established to record a Participant’s interest in the Plan and shall be the sum of the Deferred Benefit Account, the Company Account (if applicable) and the Matching Restoration Benefit Account.  The term Account encompasses the subaccounts within the Deferred Benefit Account and the Matching Restoration Benefit Account established for each Investment Measure.

1.02.                     Affiliate

Affiliate means any entity that is a member of a controlled group of corporations, as defined in Code section 414(b) or a group of business entities described in Code section 414(c) or 414(m), of which the Employer is a member according to Code section 414(b) or Code section 414(c) or 414(m), and which has, with the approval of the Board, adopted the Plan by action of its board or other governing person or body.

1.03.                     Beneficiary Designation Form

Beneficiary Designation Form means a form acceptable to the Committee used by a Participant according to this Plan to name his Designated Beneficiary who will receive all Deferred Benefit payments under this Plan if he dies.

1.04.                     Board

Board means the Board of Directors of Georgia Gulf Corporation.

1.05.                     Cash Bonus

Cash Bonus, with respect to a Deferral Year, means any bonus or other similar payment from the Employer that is (i) payable to an Eligible Employee in cash, and (ii) is based on the performance of the Employer, the Company, the Controlled Group, the Eligible Employee, or any of them, during the Deferral Year, even if payable after the close of the Deferral Year.

1.06.                     Change in Control

Change in Control means the occurrence of any one or more of the following events described in subsections (a) through (c), subject to the provisions of subsection (d) hereof:

(a)           The acquisition on one day (or during the 12-month period ending on the date of the most recent acquisition) by one person, or more than one person acting as a group, of assets from Georgia Gulf Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Georgia Gulf Corporation immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Notwithstanding the foregoing, a transfer of assets by Georgia Gulf Corporation shall not be treated as an acquisition described in this subsection (a) if the transfer is described in Treas. Regs. section 1.409A-3(i)(5)(vii)(B)(i) through (iv);

(b)           The acquisition by one person or more than one person acting as a group (determined in accordance with the standards of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), during the 12-month period ending on the date of the most recent acquisition by such person or persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the voting power of the then-outstanding voting securities of Georgia Gulf Corporation; provided, however, that the foregoing does not apply to any such acquisition that is made directly from the Company or that is made by (i) the Company or any subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

(c)           a majority of the members of the Board of Directors are replaced within a 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or

(d)           Notwithstanding the foregoing provisions of this Section 1.06, a “Change in Control” shall not be deemed to have occurred for purposes of subsection (a) or (b) of this Section 1.06 solely because there occurs a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Reorganization Transaction”) if:  (i) no person (excluding any entity resulting from such Reorganization Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Reorganization Transaction or any subsidiary of either of them) beneficially owns, directly or indirectly, 33% or more of the voting power of the entity resulting from such Reorganization Transaction, and (ii) at least half of the members of the board of directors of the corporation resulting from such Reorganization Transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Reorganization Transaction.

1.07.                     Code

Code means the Internal Revenue Code of 1986, as amended.

1.08.                     Committee

Committee means the committee appointed by the Board to administer this Plan.

1.09.                     Company

Company means Georgia Gulf Corporation, a Delaware corporation.

1.10.                     Company Account

Company Account means the account established under this Plan to record the Participant’s Company credits that are described generally in Section 5.01.

1.11.                     Company Benefit

Company Benefit means the portion of a Participant’s interest in this Plan that is attributable to the Company credits that are recorded in the Company Account.

1.12.                     Compensation

Compensation, in the case of an Eligible Employee, means the Eligible Employee’s Salary and the Eligible Employee’s Cash Bonus.  In the case of a Director, Compensation means all cash remuneration for service as a member of the Board for a Deferral Year.  In the case of a Consultant, Compensation means all cash remuneration for services provided to the Company or an Affiliate.

1.12A     Consultant.

Consultant means any person who provides services to the Company or an Affiliate in the capacity of an independent contractor and who is not classified by the Company or the Affiliate as an Eligible Employee or as a Director, and who is designated by the Committee as eligible to receive a Deferred Benefit.

1.13.                     Control Change Date

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.14.                     Controlled Group

Controlled Group means the group of business entities consisting of the Company and all of its Affiliates.

1.15.                     Deferral Election Form

Deferral Election Form means a document governed by the provisions of Articles III, V and VIII of this Plan, including (i) the portion that is the Distribution Election Form and (ii) the related Beneficiary Designation Form that applies to all of that Participant’s Deferred Benefits under the Plan.

1.16.                     Deferral Year

Deferral Year means a calendar year for which a Participant has an operative Deferral Election Form.

1.17.                     Deferred Benefit

Deferred Benefit means the benefit payable under the Plan that is attributable to a Participant’s own voluntary deferrals of Compensation that the Participant has elected to defer in accordance with an election under Article III.

1.17A     Deferred Benefit Account.

Deferred Benefit Account shall mean the account established under this Plan to record a Participant’s interest attributable to contributions under Article III.

1.18.                     Designated Beneficiary

Designated Beneficiary means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in Article VIII of this Plan to receive a Deferred Benefit payment.  If there is no valid designation by the Participant, or if the Designated Beneficiary fails to survive the Participant or otherwise fails to take the Deferred Benefit, the Participant’s Designated Beneficiary is the first of the following who survives the Participant:  the Participant’s spouse (the person legally married to the Participant when the Participant dies); the Participant’s children, by right of representation; and the Participant’s estate.

1.19.                     Disability or Disabled

A Participant shall be considered to have experienced a “Disability” or to be “Disabled,” for purposes of this Plan, if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

1.20.                     Distribution Election Form

Distribution Election Form means that part of a Deferral Election Form used by a Participant according to this Plan to establish the duration of deferral and the frequency of payments of a Deferred Benefit.  If a Deferred Benefit has no Distribution Election Form that is operative according to Article III, distribution of that Deferred Benefit is governed by Article VIII.

1.21.                     Election Date

Election Date means the date established as the date before which an Eligible Employee, or a Director, or a Consultant must submit a valid Deferral Election Form to the Committee; in general, with respect to any calendar year the Election Date shall be December 31, of the preceding calendar year.  However, for an individual who becomes an Eligible Employee, or a Director, or a Consultant during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes an Eligible Employee, or a Director, or a Consultant.

1.22.                     Eligible Employee

Eligible Employee means an employee of the Company or an Affiliate that has become an Employer, who is a member of a select group of management or highly compensated employees (as such terms are used in Section 201(2) of the Employee Retirement Income Security Act of 1974), and who is designated by the Committee as eligible to elect a Deferred Benefit under Article III.  Once an individual is so designated by the Committee, such employee shall continue to be an Eligible Employee until the end of the year in which occurs the date he is no longer a member of management or a highly compensated employee or the date as of which the Committee determines he is no longer eligible to elect a Deferred Benefit, which date shall in all cases be the last day of a calendar year.

1.23.                     Employer

Employer means the Company and each Affiliate of the Company that has adopted this Plan, as a participating employer, with the consent of the Board.

1.24.                     Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.25.                     Investment Measure or Investment Measures

Investment Measure or Investment Measures shall mean the investment measure or measures selected and announced by the Committee from time to time pursuant to Section 5.02.

1.25A     Match-Eligible Participant

Match-Eligible Participant means a Participant who satisfies the additional criteria specified in Section 5.02(b).

1.25B     Matching Restoration Benefit Account

Matching Restoration Benefit Account mean the account established for a Participant under this Plan to record the Matching Restoration Credits under Section 5.02(a) of the Plan.

1.25C     Matching Restoration Credits

Matching Restoration Credits means the credits to Eligible Employees’ Matching Restoration Benefit Accounts, as specified in Section 5.02(a) of this Plan.

1.26.                     Normal Retirement Date

Normal Retirement Date means the date on which the Participant attains the age of 62.

1.27.                     Participant

Participant, with respect to any Deferral Year, means an Eligible Employee whose Deferral Election Form is operative for that Deferral Year according to Article III of this Plan.  In addition, effective as of January 1, 2010, Participant shall include an Eligible Employee who, although he or she has not filed a Deferral Election Form for a year has been selected by the Employer to receive a Company Benefit under Section 5.01.  In addition, effective as of January 1, 2012, a Participant shall include a member of the Board (a “Director”) and a Consultant, in either case who has a Deferral Election that is operative for the Deferral Year according to Article III of this Plan.

1.28.                     Plan

Plan means this Georgia Gulf Corporation Deferred Compensation Plan, as amended and restated, as set forth herein.

1.28A     Plan Year.

Plan Year means the calendar year.

1.29.                     Salary

Salary means an Eligible Employee’s base salary and does not include bonuses or other payments from the Employer or an Affiliate that are not made on a regular basis.

1.30.                     Separation from Service

Separation from Service means the condition that exists when an Eligible Employee who is a Participant in this Plan and the Employer reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services that the Eligible Employee will perform after such date (whether as an employee or an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Eligible

Employee has been providing services to the Employer for less than 36 months).  For purposes of this Section 1.30, for periods during which an Eligible Employee is on a paid bona fide leave of absence and has not otherwise experienced a Separation from Service, the Eligible Employee is treated as providing bona fide services at the level equal to the level of services that the Eligible Employee would have been required to perform to receive the compensation paid with respect to such leave of absence.  Periods during which an Eligible Employee is on an unpaid bona fide leave of absence and has not otherwise experienced a Separation from Service are disregarded for purposes of this Section 1.30 (including for purposes of determining the applicable 36-month (or shorter) period).  For purposes of this Section 1.30, the Employer shall be considered to include all members of the Controlled Group; provided, however, that in applying Code section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent”; and in applying Code section 414(c), the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent.”

In the case of a Director, “Separation from Service” means the condition that exists when the Director’s term as a Director has ended; provided that no amount will be paid to the Director before a date at least 12 months after the day on which ends the Director’s term as a Director of Georgia Gulf Corporation; provided, further, that no amount payable to the Director on that date (12 months after the end of the Director’s term) will be paid to the Director if, after the end of the Director’s term as a Director and before that date, the Director performs services for Georgia Gulf Corporation or for a member of the Controlled Group as either an employee or an independent contractor.

In the case of a Consultant, “Separation from Service” means the expiration of the contract under which the Consultant performs services for the Company and all Affiliates; provided that no amount shall be paid to the Consultant before a date at least 12 months after the day on which such contract expires; provided, further, that no amount payable to the Consultant on that date (12 months after the expiration of the contract) will be paid to the Consultant if, after the expiration of the contract and before that date, the Consultant performs services for Georgia Gulf Corporation or for a member of the Controlled Group as either an employee or an independent contractor.

1.31.                     Unforeseeable Emergency

Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE II

PARTICIPATION

An Eligible Employee or a Director or a Consultant may become a Participant for any Deferral Year by filing a valid Deferral Election Form according to Article III on or before the applicable Election Date but only if his Deferral Election Form is operative according to Article III; provided, however, that a Participant who is selected by the Employer to receive

Company Benefits under Section 5.01 is not required to file a Deferral Election Form in order to become a Participant.  An Eligible Employee or a Director or a Consultant who becomes a Participant will continue to be a Participant as long as an Account is being maintained (or is required to be maintained under the terms of the Plan) for him.

ARTICLE III
DEFERRAL ELECTIONS

3.01.                     Eligibility to Make Deferral Election

An individual may elect a Deferred Benefit for any Deferral Year if he is an Eligible Employee, or a Director, or a Consultant at the beginning of that Deferral Year or becomes an Eligible Employee, or a Director, or a Consultant during that Deferral Year.  Each Eligible Employee, Director, and Consultant will be provided a Deferral Election Form by the Committee before the first day of a Deferral Year and each individual who becomes an Eligible Employee, or a Director or a Consultant will be provided a Deferral Election Form by the Committee as soon as administratively practicable after the individual becomes an Eligible Employee, a Director, or a Consultant.

3.02.                     Effectiveness of Deferral Election

A Deferral Election Form is effective when it is completed, signed by the electing Eligible Employee, Director, or Consultant and received by the Committee.  A single Deferral Election Form may apply to each element of an Eligible Employee’s Compensation (e.g., Salary, Cash Bonus) for a Deferral Year.  Alternatively, an Eligible Employee may have more than one Deferral Election Form for a Deferral Year; provided, however, that only one Deferral Election Form will be effective with respect to a particular element of the Eligible Employee’s Compensation.  In the case of a Director, the Deferral Election Form shall apply to all of the Director’s remuneration for service as a member of the Board of Directors for the Deferral Year.  In the case of a Consultant, the Deferral Election Form shall apply to all of the Consultant’s fees for services provided to the Company or Affiliate for the Deferral Year.  With respect to the 2005 plan year, if a Participant in December 2004 made both an “on-line” election for 2005 Salary and also a “contingent” election for 2005 Salary on a paper form, the contingent election will be given priority.  That is, if a Participant made a contingent election for 2005 Salary, the contingent election will be implemented and any on-line election for 2005 Salary will not be given effect; provided, however, if the Participant made an on-line election for 2005 Salary and did not make a contingent election for 2005 Salary, then the on-line election will be put into effect.

3.03.                     Compensation That May Be Deferred

(a)           A Deferral Election Form is operative, i.e., it may result in the deferral of Compensation, only with respect to Compensation with an Election Date that will occur after the date that the Deferral Election Form is effective under Section 3.02.  If an individual becomes an Eligible Employee or a Director or a Consultant during a Deferral Year the election to defer Compensation shall apply only to Compensation paid for services to be performed after the election; provided, however, that in the case of Compensation that is based upon a specified performance period (e.g., a Cash Bonus) where a deferral election is made in the first year of eligibility but after the beginning of the performance period the election shall apply to no more than an amount equal to (i) the total amount of the Compensation for the performance period multiplied by (ii) a fraction the numerator of which is the number of days remaining in the performance period after the election and the denominator of which is the total number of days in the performance period.

(b)           Subject to the requirements of Section 3.03(a), with respect to each element of Compensation, an Eligible Employee may elect to defer up to 90% of Salary and up to 100% of any Cash Bonus.  Subject to the requirements of Section 3.03(a), (i) a Director may elect to defer up to 100% of his or her remuneration for service as a Director of Georgia Gulf Corporation for the Deferral Year, and (ii) a Consultant may elect to defer up to 100% of his or her fees for services rendered to the Company or an Affiliate for the Deferral Year.

3.04.                     Deferral Election Irrevocable

An Eligible Employee or a Director or a Consultant may not revoke a Deferral Election Form as to an element of Compensation after the applicable Election Date, except in situations described in the next paragraph.  Any revocation before the applicable Election Date is the same as a failure to submit a Deferral Election Form or a Distribution Election Form as to the particular element or elements of Compensation covered by the revocation.  Any writing signed by an Eligible Employee or a Director or a Consultant expressing an intention to revoke his Deferral Election Form, in whole or in part, and delivered to the Committee before the close of business on the applicable Election Date is a revocation.

Notwithstanding any other provision in this Article III, a Participant may elect during the 2005 calendar year to terminate participation in the plan or cancel or reduce an operative deferral election with regard to any or all elements of Compensation.  Any writing signed by a Participant expressing an intention to terminate his participation in the plan or to cancel or reduce his deferral and delivered to the Committee before the close of business on November 30, 2005 is a termination or cancellation election.  The Committee may reject any termination or cancellation election, in whole or in part, and the Committee is not required to state a reason for any rejection.  A termination or cancellation election will only apply to Compensation earned or accrued after the date of the election and after the Committee approves and implements the election.  The Committee will implement approved elections as soon as reasonably possible after the Committee’s approval.

3.05.                     Rejection of Deferral Election

If the Committee so chooses before the applicable Election Date, the Committee may reject any Deferral Election Form, in whole or in part, and the Committee is not required to state a reason for any rejection.  The Committee’s rejections must be made on a uniform basis with respect to similarly situated Participants.  If the Committee rejects a Deferral Election Form, the Participant must be paid the Compensation he would have been entitled to receive if he had not submitted the rejected Deferral Election Form.

3.06.                     Effect of No Election

An Eligible Employee or a Director or a Consultant who has not submitted a valid Deferral Election Form to the Committee on or before the applicable Election Date may not defer any Compensation for the Deferral Year under this Plan.

ARTICLE IV
CREDITING DEFERRALS TO ACCOUNTS

4.01.                     Date Credited

Compensation that is deferred under this Plan pursuant to a Participant’s compensation deferral election shall be credited to the Participant’s Account as follows:

(a)           Salary deferrals shall be credited to the Participant’s Account as of the last day of the payroll period in which the deferred Salary would have been paid to the Participant;

(b)           Cash Bonus deferrals shall be credited to the Participant’s Account as of the date such amount would have been paid to the Participant;

(c)           In the case of a Director or a Consultant, deferrals of remuneration shall be credited to the Participant’s Account as of the date such amount would have been paid to the Participant.

ARTICLE V
EMPLOYER CONTRIBUTION CREDITS TO ACCOUNTS

5.01.                     Company Credits

With respect to any Plan Year beginning on or after January 1, 2010, the Employer shall credit additional amounts to the Accounts under the Plan for Eligible Employees (whether or not the Eligible Employee has elected to file a Deferral Election Form in order voluntarily to defer Compensation under this Plan).  Such additional amounts shall be credited to a Company Account.

Prior to the end of each Plan Year, the Employer will determine the amounts of any such credits, which may be contained in other written agreements between the Employer and the Eligible Employee in question.  The amounts credited to the Company Account (adjusted for any amounts debited from such Account) shall constitute the Company Benefit.

5.02.                     Matching Restoration Credit

(a)           With respect to Plan Years beginning on and after January 1, 2011, there shall be credited to the Matching Restoration Benefit Account of each Match-Eligible Participant a Matching Restoration Credit, which shall be equal to:

(1)           100% of the amount of the Participant’s Compensation that the Participant has elected to defer for the year under this Plan (to the extent that such contributions do not exceed 3% of the amount of the Compensation in excess of the applicable annual limit on compensation that may be taken into account under section 401(a)(17) of the Code (“Section 401(a)(17) Limit Amount”) for the year); plus

(2)           50% of the amount of the Participant’s Compensation that the Participant has elected to defer for the year under this Plan (to the extent that such deferred amount exceeds 3%, but does not exceed 5%, of the amount of the Participant’s Compensation in excess of the Section 401(a)(17) Limit Amount for that year).

(b)           For purposes of this Plan, a “Match-Eligible Participant” shall be a Participant in this Plan who:

(1)           participates in the Georgia Gulf Corporation 401(k) Retirement Savings Plan (“401(k) Plan”) with respect to the year;

(2)           makes contributions to the 401(k) Plan for the year in the maximum amount permitted under Code section 402(g) for the year and receives from the Employer “Compensation” (as defined in the 401(k) Plan) for the calendar year in an amount greater than the Section 401(a)(17) Limit Amount for that year and receives the maximum amount of “Matching Elective Contributions” (as defined in the 401(k) Plan) for the year; and

(3)           has in effect for the year a Deferral Election Form under which the Participant has chosen to defer a percentage of Compensation (as defined in Section 1.10 of this Plan) greater than the Section 401(a)(17) Limit Amount for that year.

ARTICLE VI
INVESTMENT MEASURES

6.01.                     Investment Subaccounts

The Committee shall establish investment subaccounts within the Account of each Participant who has elected to defer Compensation in accordance with Article III.  The investment subaccounts shall be established only for bookkeeping purposes.  An investment subaccount shall be established for each Investment Measure.  The Company Account shall not be adjusted for earnings and losses in accordance with the Investment Measures, and this Article VI shall not apply to the Company Account.

6.02.                     Investment Measures

The Investment Measures shall be determined by the Committee and identified on Exhibit I to the Plan.  If the Investment Measures in effect at a given time were determined by the Committee, or if the Employer so authorizes the Committee, the Committee may change, delete or modify any of the Investment Measures without the necessity of amending the Plan.

6.03.                     Investment Direction

The Participant shall choose one or more of the Investment Measures in integral multiples permitted in the communication materials provided to Participants, at the time an Eligible Employee or a Director or a Consultant first becomes a Participant.  Such Investment Measures will be used as a measure of the investment performance of the Participant’s Account.  An Investment Direction shall remain in effect with respect to all future deferrals until a new Investment Direction is made by the Participant in accordance with Section 6.04.  To the extent a Participant fails to select an Investment Measure, he shall be deemed to have elected the default Investment Measure specified in the communication materials provided to Participants.

6.04.                     New Investment Directions

At the time or times specified in the communication materials provided to Participants, a Participant may change the Investment Measures for future deferrals credited to his Account in accordance with procedures established by the Committee.  An election to change an Investment Measure shall be made on forms designated for this purpose by the Committee and shall specify the Investment Measures that will be used to measure the investment performance of future deferrals in integral multiples permitted in the communication materials.  Until a Participant delivers a new election form to the Committee and the new election has become effective in accordance with procedures established by the Committee, his prior Investment Measure selection, if any, shall control the measure of investment performance of his Account.

6.05.                     Investment Transfers

At the time or times specified in the communication materials provided to Participants, a Participant or a Designated Beneficiary (after the death of the Participant) may transfer to one or more different Investment Measures (in integral multiples permitted in the communication materials) all or a part of the amount credited to the Participant under an Investment Measure.  The transfer election shall be made on forms designated for this purpose by the Committee.  A Participant may transfer among Investment Measures, and any transfer election will become effective, in accordance with procedures established by the Committee.

6.06.                     Crediting Earnings and Losses

Earnings and losses will be credited to, or debited from, a Participant’s Deferred Benefit Account and Matching Restoration Benefit Account (i) as if such account balances were invested and the earnings reinvested in the Investment Measures selected by the Participant or (ii) if no Investment Measures were selected for a portion of the Participant’s accounts, as if such account balances were invested according to the last sentence of Section 6.03 in the manner set forth in the following sentence.  As of the last business day of each month in which any amount remains credited to the Deferred Benefit Account or Matching Restoration Benefit Account of a Participant, each portion of such Account deemed invested in a particular Investment Measure shall either be credited or debited with an amount equal to the amount determined by multiplying the balance of such portion of such account as of the last day of the preceding month by the return rate for that month for the applicable Investment Measure.  As to any amount distributed or transferred from an Investment Measure since the last day of the preceding month, the

Employer shall cease crediting and debiting the Participant’s subaccount for that Investment Measure with earnings and losses on the last day of the month preceding the date of distribution.

ARTICLE VII

VESTING

7.01.                     Account Immediately Vested

A Participant’s interest in his Account under this Plan is always fully vested and nonforfeitable.

ARTICLE VIII

DISTRIBUTIONS

8.01.                     Distribution Elections

Each Distribution Election Form is part of the Deferral Election on which it appears or to which it states it is related.  A Participant must file a separate Distribution Election Form for his Deferred Benefits Account and Matching Restoration Benefit Account with respect to each year for which he has elected a deferral of compensation.  The same election as to a distribution form shall apply to both the Deferred Benefit Account and the Matching Restoration Benefit Account; provided, however, that the election shall not apply to the Company Account, which shall be governed by Section 8.07.  The portion of a Deferred Benefit Account or a Matching Restoration Benefit Account that is attributable to the contributions or credits to the account for a particular Plan Year is sometimes referred to herein as the “yearly portion” of the account.

8.02.                     Commencement of Distributions

(a)           Except as provided in the following subsections (b), (c) and (d), payments from the Deferred Benefit Account and the Matching Restoration Benefit Account to a Participant shall begin on the date elected on the Participant’s Distribution Election Form from among the following dates:  (i) the first day of the month following the Participant’s Separation from Service with the Employer or an Affiliate (other than due to death or Disability), (ii) the first day of a month and year specified by the Participant, provided, however, that the Participant may not specify a date that is less than two years after the date on which he elects this alternative.  Any yearly portion of the Deferred Benefit Account and the Matching Restoration Benefit Account for which a Participant has not filed a valid Distribution Election Form shall be paid to the Participant upon Separation from Service with Georgia Gulf Corporation and all members of the Controlled Group.  Notwithstanding any other provision herein, no amount will be paid to a Director, on account of Separation from Service until the date at least 12 months after the day on which ends the Director’s term as a Director of Georgia Gulf Corporation; provided that no amount payable to the Director on that day (12 months after the end of the Director’s term) will be paid if, after the end of the Director’s term as a Director and before that date, the Director performs services for Georgia Gulf Corporation or a member of the Controlled Group as either an employee or as an independent contractor.  Notwithstanding any other provision herein, no amount will be paid to a Consultant, on account of Separation from Service until the date at least 12 months after the date of expiration of the contact under which the Consultant performs services for Georgia Gulf Corporation or any Affiliate; provided that no amount payable to the

Consultant on that day (12 months after the expiration of the contract) will be paid if, after the expiration of the contract and before that date, the Consultant performs services for Georgia Gulf Corporation or a member of the Controlled Group as either an employee or as an independent contractor.

(b)           If a Participant terminates employment with the Employer or an Affiliate as a result of Disability, each yearly portion of the Deferred Benefit Account and Matching Restoration Benefit Account will be paid to the Participant in installments over the same period of time as would apply under Section 8.04 to a distribution upon a Separation from Service for a reason other than Disability, commencing on the first day of the first month that begins after the date his Disability is certified by the Committee.  If, after his termination as a result of Disability, the Participant recovers and is no longer Disabled and resumes employment with the Employer or an Affiliate before the balance in his Account is exhausted, his distributions will be suspended and any remaining yearly portion of the Deferred Benefit Account and Matching Restoration Benefit Account will be paid in accordance with his Distribution Election Form and this Article VIII.  If, after his termination as of a result of Disability, the Participant recovers and is no longer Disabled, but does not resume employment with the Employer or an Affiliate, and he had previously elected a distribution upon Separation from Service (as defined in Section 1.28), then distributions will continue to be paid in accordance with the applicable schedule.

(c)           Upon the death of a Participant, the balance in his Deferred Benefit Account and Matching Restoration Benefit Account will be paid to his Designated Beneficiary in a lump sum (or in annual installments, if the Participant has previously elected a distribution in installments for a distribution upon Separation from Service) on the first day of the month following the month in which the Participant’s death occurs.

(d)           The balance of the Participant’s Account shall be paid to the Participant (or his Designated Beneficiary) in a lump sum on the 30th day after a Control Change Date.

8.03.                     Medium of Payment

All distributions from the Plan shall be paid in cash.

8.04.                     Form of Payment

The yearly portion of the Deferred Benefit Account and Matching Restoration Benefit Account with respect to a calendar year shall be paid in the form elected on the Participant’s Distribution Election Form in accordance with the following, taking into account any override by Plan Section 8.02(d):

The Participant may elect (in his initial Distribution Election Form) to have his benefits paid in a lump sum or in annual installments over any period of years from 2 years to 15 years, inclusive, as elected by the Participant (in his initial Distribution Election Form);

The yearly portion of the Deferred Benefit Account and Matching Restoration Benefit Account attributable to a calendar year will be paid in accordance with the Participant’s prior election, in a lump sum or in annual installments over any period of years from 2 years to 15 years, inclusive, beginning on the 30th day after Separation from Service (whether that Separation from Service occurs before, at, or after Normal Retirement Date).

Notwithstanding any other provision herein, in the case of a Participant who is a “specified employee” (within the meaning of Code section 409A and the Treasury Regulations issued pursuant to that section) payment of the Deferred Benefit Account and Matching Restoration Benefit Account upon the Participant’s Separation from Service (other than in the event of death or Disability) shall be made or begin on the first day of the 7th month after the date of the Participant’s Separation from Service with the Company and all Affiliates.  Installment payments shall reduce the Participant’s interest under each Investment Measure pro rata.

8.05.                     Changing Distribution Election

(a)           In General.

A Participant may amend his Distribution Election Form with respect to the commencement of distribution of the yearly portions of the Deferred Benefit Account and the Matching Restoration Benefit Account, the form of distributions or both if (i) the amendment is approved by the Committee in its discretion and (ii) if all of the following requirements are met:

(1)           the amendment of the distribution election shall not take effect until at least 12 months after the date on which such amendment is made;

(2)           in the case of an amendment of a distribution election related to a payment not made on account of the Participant’s death or Disability, the first payment with respect to which the amendment is made shall in all cases be deferred for a period of not less than 5 years from the date on which such payment otherwise would have been made;

(3)           in the case of an amendment of a distribution election related to a payment that is to be made at a specified time or pursuant to a fixed schedule, such an amendment of the election must be made at least 12 months prior to the date of the first scheduled payment.

In the absence of an effective election of a form of distribution, a Participant’s Deferred Benefit Account and Matching Restoration Benefit Account shall be distributed in the form of a lump sum.

(b)           Special Rule for 2008

With respect to the Plan Year 2008 only, the Committee or its delegate is authorized to prescribe rules and procedures under which eligible Participants may amend elections as to the time and form of distribution in accordance with Internal Revenue Service Notice 2005-1; Section XI of the Preamble to the Proposed Regulations under Section 409A, 70 Fed. Reg. 57930; Internal Revenue Service Notice 2006-79; and Internal Revenue Service Notice 2007-86.  Notwithstanding the foregoing, no amendment of an election pursuant to this subsection (b) shall affect the time or form of payment of an amount that otherwise would be payable in 2008 (under the Participant’s prior election or under the provisions of this Plan), nor shall such an amendment of an election accelerate into 2008 the payment of an amount that otherwise would be paid in a year later than 2008.

8.06.                     Distributions Upon Unforeseeable Emergency

(a)           At its sole discretion and at the request of a Participant before or after the Participant’s termination of employment with the Employer or an Affiliate, or at the request of any of the Participant’s Designated Beneficiaries after the Participant’s death, the Committee may accelerate and pay all or part of a Participant’s Deferred Benefits under this Plan.  Accelerated distributions shall be allowed only in the event of an Unforeseeable Emergency (as defined in Article I of this Plan).  An accelerated distribution must be limited to the amount determined by the Committee to be necessary to satisfy the financial emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the financial emergency is or may be relieved through insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause financial hardship).  This section shall be interpreted in a manner consistent with Code section 409A and applicable provisions of the Treasury Regulations.

(b)           A distribution under this Section shall be paid in cash, and is in lieu of that portion of the Deferred Benefit that would have been paid otherwise.  A Deferred Benefit is adjusted for a distribution under this Section by reducing the Participant’s Account balance by the amount of the distribution.  Such a reduction of the Account balance shall be applied to the subaccounts for amounts deferred with respect to different years of participation as equitably decided by the Committee.

8.07.                     Distribution of Company Benefit Account

(a)           Notwithstanding any other provision herein, the Company Account will be distributed on the later of (1) the first day of the year following the Participant’s attainment of the age of 65 years or (2) the first day of the seventh month after the month in which Participant experiences a Separation from Service; provided, however, that with respect to 2013 and later Plan Years, a Participant may elect, prior to the start of the Plan Year, to have the portion of the Company Account that is attributable to the Plan Year distributed in three annual installments provided that such election constitutes a permissible initial deferral election under the rules of Treasury Regulations § 1.409A-2(b) or superseding Treasury Regulations (if any) of similar import.  The first such installment shall be paid on the later of the first day of the year following the Participant’s attainment of the age of 65 years or the first day of the seventh month after the month in which the Participant attains the age of 65 years.  The second and third installments shall be paid on the second and third anniversaries of the date of the first payment.

(b)           Upon the death of the Participant prior to the full distribution to him of his Company Account, the balance in his Company Account will be paid to his Designated Beneficiary in a lump sum on the later of (1) the first day of the month following the month in which the Participant’s death occurs, and (2) (if the Participant dies after reaching the age of 65 years but before the end of the year in which the Participant reaches that age, or if the Participant dies prior to the year in which the Participant would have reached the age of 65 years if the Participant had lived to that age) the first day of the year following the year in which the

Participant reached the age of 65 years or the first day of the year following the year in which the Participant would have attained the age of 65 years if the Participant had lived to the age of 65, as the case may be.  Notwithstanding the foregoing, if the Participant’s termination of employment is due to “gross misconduct,” as determined by the Board in its sole discretion, and additional credits to the Company Account cease for that reason, then upon the death of the Participant prior to the full distribution to him of his Company Account, the balance in the Company Account will be paid to his Designated Beneficiary in a lump sum on the first day of the year following the year with respect to which the final credit to the Company Account is made.

ARTICLE IX
RESTRICTIONS ON TRANSFER OF BENEFITS

A Participant has no control over Deferred Benefits, Matching Restoration Credits or Company Benefits except according to his Deferral Election Forms, his Distribution Election Forms, his Beneficiary Designation Form, and any Investment Measures elected on the form specified by the Committee. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.  If any Participant or Designated Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Committee, shall cease and terminate, and, in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Participant or Designated Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee may deem proper.

ARTICLE X
AMENDMENT OR TERMINATION

Except as otherwise provided in this Article X, this Plan may be altered, amended, suspended, or terminated at any time by the Board.  Notwithstanding any other provision herein, an amendment, suspension or termination of this Plan may not have the effect of reducing a Participant’s Account balance (as adjusted in accordance with the Plan’s provisions on investment gains and losses) at the time of the amendment, suspension or termination.

ARTICLE XI

ADMINISTRATION

11.01.              Committee

The Plan shall be administered by the Committee.  Any references in this Plan to actions to be taken by the Committee must be interpreted and implemented in accordance with the preceding sentence.  Subject to the provisions of the Plan, the Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof.

11.02.              Indemnification

The Employer shall indemnify and save harmless each member of the Committee and the Board against any and all expenses and liabilities arising out of membership on the Committee and the Board and relating to administration of the Plan, excepting only expenses and liabilities arising out of a member’s own willful misconduct.  Expenses against which a member of the Committee or the Board shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof.  The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

11.03.              Interpretation of the Plan and Findings of Fact

In addition to the powers hereinabove specified, the Committee shall have the power to select which employees of the Employer and its Affiliates will be eligible to elect a Deferred Benefit under the Plan.  The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Eligible Employees, Directors, Consultants, Participants, Beneficiaries, and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan.  In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

(a)           To designate the employees who shall participate in the Plan;

(b)           To determine the amount of benefits, if any, payable to any Participant, Beneficiary, or other person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

(c)           To conduct the review procedure specified in Section 11.07 (Claims Procedures).

All decisions of the Committee as to the facts of the case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 11.07 (Claims Procedures).  The Committee shall direct the applicable person or entity relative to benefits to be paid under the Plan and shall furnish such person or entity with any information reasonably required by it for the purpose of paying benefits under the Plan.  The Committee may delegate to other persons all or such portion of their duties hereunder as the Committee, in its sole discretion, may decide.

11.04.              Information to Committee

To enable the Committee to perform its functions, the Employer and any Affiliate shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for Separation from Service, and such other pertinent facts as the Committee may require.

11.05.              Notices

Subject to Section 12.11, notices and elections under this Plan generally must be in writing.  A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person or business at his or its last known address.

11.06.              Waiver

The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

11.07.              Claims Procedures

(a)           Claims Not Involving a Determination of Disability

(1)           The Committee shall determine the rights of any Eligible Employee or Participant to any benefits hereunder, if such determination does not require a decision on the question of whether the Eligible Employee or Participant is Disabled.  Any person who believes that he has not received the benefits to which he is entitled under the Plan may file a claim in writing with the Committee.  The Committee shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90-day period), either allow or deny the claim in writing.  If a claimant does not receive written notice of the Committee’s decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

(2)           A denial of a claim by the Committee, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

(A)          the specific reasons for the denial;

(B)          specific reference to pertinent Plan provisions on which the denial is based;

(C)          a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(D)          an explanation of the claim review procedure.

(3)           A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Committee a written request for a review of such claim.  If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Committee on his claim.  If such an appeal is so filed within such 60-day period, the Committee (or its delegate) shall conduct a full and fair review of such claim.

(4)           The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension period).  Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons.  If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

(b)           Claims Involving a Determination of Disability

(1)           Claims involving Disability initially shall be reviewed by the Vice President of Human Resources (VPHR) of Georgia Gulf Corporation.  If the claim is wholly or partially denied by the VPHR, the VPHR shall, within a reasonable period of time, but not later than 45 days (unless such period is extended as provided in paragraph (2) below) after receipt of the claim by the VPHR, notify the claimant in writing of such denial.  Such notice shall be written in a manner calculated to be understood by the claimant and shall:

(A)          state the specific reason(s) for the denial of the claim,

(B)          make references to the specific provisions of the Plan on which the denial of the claim is based,

(C)          contain a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why it is necessary,

(D)          contain a description of the Plan’s review procedures under paragraph (3) below, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review, and

(E)           if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, contain either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.

(2)           The 45-day period set forth above may be extended by the VPHR for up to 30 days, provided that the VPHR determines that such an extension is necessary due to matters beyond the control of the VPHR and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the VPHR expects to render a decision.  Additionally, if, prior to the end of the first 30-day extension period, the VPHR determines that, due to matters beyond the control of the VPHR, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the VPHR notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the VPHR expects to render a decision.  In the event of any extension under this paragraph (2), the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues.  The claimant shall be afforded at least 45 days within which to provide the specified information.  Additionally, in the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(3)           Within 180 days after receipt of a notification of a denial of a claim, the claimant or his duly authorized representative may appeal such denial by filing with the VPHR his written request for a review of his claim.  If such an appeal is so filed within 180 days, the Committee shall conduct a full and fair review of such claim.  During such full and fair review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits and reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant’s claim for benefits.  In addition, such full and fair review shall:

(A)          take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination,

(B)          not afford deference to the initial adverse benefit determination,

(C)          be conducted by the Committee, which is not the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual,

(D)          provide that, in deciding any appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither the individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual, and

(E)           provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the initial benefit determination.

The decision of the Committee shall be made in a writing delivered to the claimant within a reasonable time, but in no event later than 45 days after the receipt of the request for review unless special circumstances require an extension of time for processing.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision on review, and shall be furnished prior to the termination of the initial 45-day period.  In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period.  In the case of an adverse benefit determination on review, the notice of the determination:

(I)            shall be written in a manner calculated to be understood by the claimant,

(II)          shall state the specific reasons for the determination,

(III)        shall make reference(s) to specific provisions of the Plan on which the determination is based,

(IV)         shall contain a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant’s claim for benefits,

(V)          shall contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures and a statement of the claimant’s right to bring an action under section 502(a) of ERISA, and

(VI)         if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, shall contain either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol or other similar criterion will be provided free of charge to the claimant upon request.

To the extent permitted by applicable law, the determination on review shall be final and binding on all interested persons.  In performing the duties under this paragraph (3), the Committee shall have complete power to interpret the Plan and make factual findings with respect thereto.

ARTICLE XII
GENERAL

12.01.              Plan Creates No Separate Rights

The Plan does not in any way limit the right of the Employer or any participating Affiliate at any time and for any reason to terminate the employment of a Participant in its employ.  In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Employer and a Participant (or Eligible Employee).

12.02.              Funding

(a)           All Plan Participants and Designated Beneficiaries are general unsecured creditors of the Employer with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Employer to make benefit payments in the future.  It is the intention of the Employer that the Plan be considered unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(b)           The Employer may purchase life insurance in amounts sufficient to secure the benefits provided under this Plan.

(c)           The Employer may, but prior to a Control Change Date is not required to, establish a grantor trust which may be used to hold assets of the Employer which are maintained as reserves against the Employer’s unfunded, unsecured obligations hereunder.  Such reserves shall at all times be subject to the claims of the Employer’s creditors and the creditors of any Affiliate that is an employer of a Participant.  To the extent such trust or other vehicle is established, the Employer’s obligations hereunder shall be reduced to the extent such assets are utilized to meet its obligations hereunder.

12.03.              Plan Binding

The Plan shall be binding upon the Company, any participating Affiliate and their successors and assigns, and, subject to the powers set forth in Article X, upon a Participant, his Designated Beneficiary, or any of their assigns, heirs, executors and administrators.

12.04.              Interpretation of Plan

To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the State of Georgia (other than its choice of law rules) as in effect from time to time.

12.05.              Construction

Headings and captions are only for convenience; they do not have substantive meaning.  If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision.  Use of one gender includes both, and the singular and plural include each other.

12.06.              Tax Effects

It is intended that this Plan will meet, both in form and operation, the requirements of Code section 409A, and the Plan shall be construed and interpreted with this intent in mind.  However, neither the Company nor any Employer makes any warranties or representations with regard to the tax effects or results of this Plan.  Any Participant electing to make any deferrals under this Plan shall be deemed to have relied upon his own tax and/or financial advisors with regard to such effects.

12.07.              Correction of Participant’s Accounts

If an error or omission is discovered in the Account of a Participant, or in the amount distributed to a Participant, the Plan Administrator will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission.  Further, the Employer may, in its discretion, make a special contribution or allocation under the Plan which will be allocated by the Plan Administrator only to the Account of one or more Participants to correct such error or omission.

12.08.              Action of Employer, Committee and Plan Administrator

Except as may be specifically provided, any action required or permitted to be taken by the Employer, Committee, or the Plan Administrator may be taken on behalf of such person by any entity or individual who has been delegated the proper authority.

12.09.              Employer Records

Records of the Employer or of the Company, as to an employee’s or Participant’s period of employment, Separation from Service and the reason therefor, leaves of absence, reemployment, compensation, and elections or designations under this Plan will be conclusive on all persons, unless determined by the Committee to be incorrect.

12.10.              Legal References

Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

12.11.              Electronic Means of Communication

Whenever, under this Plan, a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, or otherwise communicate with the Employer, the Committee, the Plan Administrator, the trustee of a rabbi trust associated with the Plan, or a delegate of any of them, to the extent permitted by law, the election, notice, consent, distribution request or other communication may be transmitted by means of telephonic or other electronic communication, if the administrative procedures under the Plan provide for such means of communication.

SUPPLEMENTAL RETIREMENT
PROGRAM AGREEMENT

This Supplemental Retirement Program Agreement (the “Agreement”) is entered into this            day of                               , 2012, by and between Georgia Gulf Corporation, a Delaware corporation (the “Company”), and the executive officer named in Attachment A hereto (“Executive”), with reference to the following facts:

A.            The Company sponsors for the benefit of eligible employees the Georgia Gulf Corporation Retirement Plan (the “Retirement Plan”), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Georgia Gulf Corporation 401(k) Retirement Savings Plan, an individual account plan also intended to qualify under Section 401(a) of the Code (“401(k) Plan”).

B.            The Company wishes to provide to the Executive certain deferred compensation benefits above and beyond what can be provided pursuant to the Retirement Plan and the 401(k) Plan, under a nonqualified deferred compensation program.

C.            The Company has adopted the Georgia Gulf Corporation Deferred Compensation Plan (“Deferred Compensation Plan”).

D.            On December 6, 2010, the Board of Directors of the Company approved the “Company Account” feature of the Deferred Compensation Plan and the specific benefits for the Executive that are set forth in this Agreement.

E.             The Company and Executive wish to have this Agreement to comply with the provisions of Section 409A of the Code and to memorialize the specific provisions of the “Company Account” feature of the Deferred Compensation Plan that apply to the Executive.  References to Section 409A of the Code include applicable regulations and other guidance relating to Section 409A published by the Internal Revenue Service or the U.S. Treasury Department from time to time.

F.             Capitalized terms used in this Agreement but not defined will have the meaning set forth in the Deferred Compensation Plan.  As used in this Agreement, the terms “termination of employment” and “terminates employment” refer to Executive’s “separation from service” within the meaning of such term under Section 409A of the Code; and the term “Company” includes all persons or entities with which the Company is considered to be a single employer under Section 414(b) or Section 414(c) of the Code, determined by applying an 80% control test under Section 414(b) and Section 414(c) of the Code for all purposes, including whether Executive has had a separation from service.

THEREFORE, the parties agree as follows:

1.             Retirement Benefit.  The Company will credit to Executive’s “Company Account” under the Deferred Compensation Plan an amount determined as follows:

An amount was credited to the Executive’s Company Account under the Deferred Compensation Plan as of December 31, 2010 and as of December 31, 2011.  The Company Account balance at the end of each Plan Year beginning with the 2011 Plan Year shall be equal to (a) the amount of the Company Account balance at January 1 of that year, multiplied by the “Crediting Factor” for the Plan Year, plus (b) for any Plan Year prior to the Executive’s attainment of the age of 65 years, the Executive’s annual rate of base salary from Georgia Gulf Corporation at December 31 of the Plan Year (or the Participant’s final annual rate of base salary if the Participant terminates employment prior to the end of the Plan Year), multiplied by the Executive’s Participant Percentage Factor as set forth in Attachment A to this Agreement; plus (c) for the Plan Year in which the Executive attains the age of 65 years, the Executive’s annual rate of base salary from Georgia Gulf Corporation at the age of 65 years (or the Participant’s final annual rate of base salary if the Executive terminates employment prior to the age of 65 years), prorated (based on months of employment and counting any partial month of employment as a full month) for the portion of the Plan Year through the date of his attainment of the age of 65 years, and multiplied by the Executive’s Participant Percentage Factor as set forth in Attachment A to this Agreement.

For purposes of this Section 1 the “Crediting Factor” shall be the rate of interest that is used in determining “interest credits” under the Cash Balance Accounts (as defined in the Retirement Plan) under the Retirement Plan.  That is, the Crediting Factor shall equal the greater of (i) 4% and (ii) the 30-year Treasury rate as of the last day of October prior to the Plan Year (as defined in the Retirement Plan) with respect to which the credit is made, as reported to Georgia Gulf Corporation by the Company’s actuarial consulting firm.

Credits to the Company Account shall be made with respect to each Plan Year through and including the year in which the Executive reaches the age of 65 years (and in the case of the Executive’s death prior to reaching the age of 65 years, through and including the year in which the Executive would have reached the age of 65 years if the Executive had lived to that age); provided, however, that no additional credits shall be made to the Company Account after the Executive’s termination of employment due to “gross misconduct” as determined by the Board, in its sole discretion or if the Executive’s termination of employment occurs before he has either reached the age of 55 years or has completed 5 “Years of Vesting Service” as that term is defined in the Retirement Plan; provided, further, that if the Executive terminates employment prior to the attainment of the age of 62 years (except in the case of termination of employment as a result of death or disability), with respect to each credit to the Company Account following that termination of employment, the Participant Percentage Factor shall be reduced by 6% (and not by 6 percentage points) for each full year prior to the attainment of the age of 62 years that the Executive’s termination of employment occurs (except in the case of termination of employment as a result of death or disability).  By way of an example, if the Executive terminates employment at the age of 59 years (other than due to death or disability) and if the Executive's Participant Percentage Factor has been 50%, that Participant Percentage Factor shall be reduced to 41%, because 50% minus 9% (which is 18% of 50%) equals 41%.  The 18% is 6% multiplied by 3 (the number of years prior to age 62 that the termination occurs).

If the Executive continues employment with the Company beyond the Plan Year in which the Executive attains the age of 65 years, the Company Account will continue to receive credits due to the “Crediting Factor” for that Plan Year; provided however, the Company Account will not receive additional credits based on the Executive’s earnings past the age of 65 years.  That is, for any Plan Year after the Plan Year in which the Executive attains the age of 65 years and is still employed with the Company, the Company Account will only receive credits based on the balance at January 1 of that Plan Year, multiplied by the “Crediting Factor’ for the Plan Year.

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2.             Vesting.  Executive will be fully vested in each credit to his Company Account immediately following the making of each such credit.  Executive will be fully vested  in the right to receive future credits (as provided in Section 1 of this Agreement) when he has either reached the age of 55 years, or has completed 5 “Years of Vesting Service” as that term is defined in the Retirement Plan, except in cases of termination of employment due to gross misconduct.

3.             Payment of Supplemental Retirement Benefit.  Notwithstanding any other provision herein, the Company Account will be distributed on the later of (a) the first day of the year following the Executive’s attainment of the age of 65 years or (b) the first day of the seventh month after the month in which Executive separates from service; provided, however, that with respect to 2013 and later Plan Years, the Executive may elect, prior to the start of the Plan Year, to have the portion of the Company Account that is attributable to the Plan Year distributed in three annual installments provided that such election constitutes a permissible initial deferral election under the rules of Treasury Regulations § 1.409A-2(b) or superseding Treasury Regulations (if any) of similar import.  The first such installment shall be paid on the later of the first day of the year following the Executive’s attainment of the age of 65 years or the first day of the seventh month after the month in which the Executive has both attained the age of 65 years and separated from service.  The second and third installments shall be paid on the second and third anniversaries of the date of the first payment.

4.             Payment Upon Death.  Upon the death of the Executive prior to the full distribution to him of his Company Account, the balance in his Company Account will be paid to his Designated Beneficiary in a lump sum on the later of (a) the first day of the month following the month in which the Executive’s death occurs, and (b) (if the Executive dies after reaching the age of 65 years but before the end of the year in which the Executive reaches that age, or if the Executive dies prior to the year in which the Executive would have reached the age of 65 years if the Executive had lived to that age) the first day of the year following the year in which the Executive reached the age of 65 years or the first day of the year following the year in which the Executive would have attained the age of 65 years if the Executive had lived to the age of 65, as the case may be.  Notwithstanding the foregoing, if the Executive’s termination of employment is due to gross misconduct, under Section 1 of this Agreement, and additional credits to the Company Account cease for that reason, then upon the death of the Executive prior to the full distribution to him of his Company Account, the balance in the Company Account will be paid to his Designated Beneficiary in a lump sum on the first day of the year following the year with respect to which the final credit to the Company Account is made.

5.             Funding.  Benefits under this Agreement will be considered unfunded for tax purposes under the Code and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and will be paid from the general assets of the Company.  Nothing contained in this Agreement will require the Company or any of its affiliates to set aside or hold in trust any funds for the benefit of Executive or his surviving spouse, who will have the status of general unsecured creditors with respect to the obligation of the Company to pay benefits under this Agreement.  Any funds of the Company or any affiliate available to pay such benefits will be subject to the claims of general creditors of the Company or such affiliate and may be used for any purpose by the Company or such affiliate.

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6.             Claims.  This Agreement is intended to provide benefits for a “management or highly compensated” employee within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.  In the event of any dispute arising under this Agreement, such dispute will be resolved by the Committee under an abuse of discretion standard, and in accordance with Sections 11.03, 11.04 and 11.07 of the Deferred Compensation Plan, as applicable.  The decision of such Committee will be conclusive and binding on all parties.

7.             Miscellaneous.

(a)           In the event of a conflict between the terms and provisions of the Deferred Compensation Plan and this Agreement, the provisions of the Deferred Compensation Plan shall control.

(b)           This Agreement supersedes and replaces in its entirety any prior agreement between the parties with respect to the subject matter of this Agreement.

(c)           Nothing in this Agreement will confer upon Executive the right to continue in the employ of the Company or will limit or restrict the right of the Company to terminate the employment of Executive at any time with or without cause.

(d)           No right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void.  No such right or benefit will in any manner be subject to the debts, liabilities or torts of Executive or his surviving spouse.

(e)           Benefits payable under this Agreement will be reduced by all taxes and other amounts the Company is required by applicable law to withhold.

(f)            Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted, applied and to the minimum extent necessary, unilaterally amended by the Company, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A of the Code.

(g)           This Agreement will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Georgia, including without limitation, the Georgia statute of limitations, but without giving effect to the principles of conflicts of laws of such state.

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(h)           Throughout this Agreement the masculine shall be deemed to include the feminine, where appropriate, and the singular shall be deemed to include the plural and the plural shall be deemed to include the singular, where appropriate.  If a provision of this Agreement is not valid or not enforceable, that fact shall in no way affect the validity or enforceability of any other provision.  Section headings are included for convenience of reference and shall not be taken into account in construing or interpreting the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GEORGIA GULF CORPORATION

By:
Name:
Title:

EXECUTIVE: [ ]

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Attachment A

Name of Executive:

Title:

Participant Percentage Factor -           %

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